UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): May 10, 2002

PORT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-29343 (Commission File Number)	04-1145480 (IRS Employer Identification No.)

1380 Soldiers Field Road Brighton, MA (Address of principal executive offices)	02135 (Zip Code)

Registrant's telephone number, including area code: (617) 779-8300

Not Applicable
(Former name or former address, if changed since last report)

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Items 1 through 3.   Not applicable.

Item 4.

      Effective May 10, 2002, the Audit Committee of the Board of Directors of Port Financial Corp. (the "Registrant") terminated the engagement of its former accountant, Arthur Andersen LLP ("Andersen") as the Registrant's independent accountants for the fiscal year ended December 31, 2002.

      During the Registrant's two most recent fiscal years and any subsequent interim period preceding the date of dismissal, Andersen's report on the financial statements of the Registrant for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In addition, during the Registrant's two most recent fiscal years and any subsequent interim period preceding the date of dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement. Andersen was provided with a copy of this report and furnished a letter to the Registrant addressed to the U.S. Securities and Exchange Commission that Andersen agreed with the statements made by the Registrant. Such letter is attached as an exhibit to this report.

      As of the date of this report, the Registrant has not yet engaged a firm to serve as its principal accountant.

Items 5 through 6.   Not applicable.

Item 7.	Financial Statements and Exhibits
(a)	No financial statements are required to be filed with this report.
(b)	No pro forma financial information is required to be filed with this report.
(c)	Exhibits
The following Exhibit is filed as part of this report:
EXHIBIT NO.:
(16) Letter re: Change in Certifying Accountant.

Items 8 through 9.   Not applicable.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Port Financial Corp.
By: /s/ James B. Keegan James B. Keegan Chairman and Chief Executive Officer

Date: May 15, 2002

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EXHIBIT INDEX
Exhibit	Description
16	Letter re: Change in Certifying Accountant.

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